WARREN E. HAMBURGER
                                 ATTORNEY AT LAW
                              42 Fire Island Avenue
                                Babylon, NY 11702
                                    --------
                                  631-893-7000
                                  FAX 893-7008
                                                                     Exhibit 5.1

                                                                January 25, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549


         Re: Registration Statement on Form S-8 420,000 shares of Adzone Research, Inc. Common Stock

Dear Sir/Madam:

         We have reviewed the Articles of Incorporation (as amended) of Adzone Research, Inc., a Delaware corporation (the "Company") and the minutes of the Board of Directors of the Company as to the shares described herein.

         Subject to payment of $.001 per share and further subject, as to the individuals receiving shares under the consulting agreements referred to in the registration statement, that bona fide services are to be or were performed thereunder for purposes permitted by Form S-8 under the Securities Act of 1933, and without allowance for whether the "business judgment" of said Directors would or would not be supported in a proceeding to verify or challenge that judgment, it being assumed solely for the purposes hereof that such business judgment would be affirmed:

         Based upon the foregoing and in reliance thereon, we advise you that in our opinion the shares issued under the above mentioned consulting agreements, when issued and delivered in accordance with the provisions of such consulting agreements, will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                        Very truly yours,

                                                        /s/  WARREN E. HAMBURGER
                                                        ------------------------
                                                        Warren E. Hamburger